EXHIBIT 99.1


                   [BERKSHIRE HILLS BANCORP, INC. LETTERHEAD]

                  BERKSHIRE HILLS ANNOUNCES ANNUAL MEETING DATE


PITTSFIELD, MA - February 22, 2008 - Berkshire Hills Bancorp (BHLB) will hold its 2008 annual meeting of stockholders on Thursday, May 15, 2008 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 A.M. (ET). The voting record date has been set as March 20, 2008.

Berkshire Hills Bancorp is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANK(SM). Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts, Northeastern New York and Southern Vermont. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp or Berkshire Bank, visit www.berkshirebank.com or call
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800-773-5601.

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CONTACT
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David H. Gonci
Corporate Finance Officer
413-281-1973